CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to
Registration Statement No. 333-226804 on Form N-4 and Amendment No. 26 to Registration
Statement No. 811-23092 on Form N-4 of our report dated March 10, 2025, relating to the financial statements and financial highlights of each of the Subaccounts comprising MEMBERS
Horizon Variable Separate Account, appearing on Form N-VPFS filed with the SEC by the
Company on April 1, 2025. We also consent to the reference to us under the heading "Experts"
in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 9, 2025